October 31, 2003




Wachovia Asset Securitization Issuance, LLC
301 South College Street
Charlotte, North Carolina  28288

Ladies and Gentlemen:

          We have acted as your counsel in connection with the registration statement filed with the Securities and Exchange Commission (the "Commission") on September 30, 2003, pursuant to the Securities Act of 1933, as amended (the "Act"), as amended by Pre-Effective Amendment No. 1, dated the date hereof (as amended, the "Registration Statement"). The Registration Statement covers Mortgage Pass-Through Certificates ("Certificates") and Asset-Backed Notes ("Notes" and together with the Certificates, the "Securities") to be sold by Wachovia Asset Securitization Issuance, LLC (the "Company") in one or more series (each, a "Series") of Securities. Each Series of Certificates will be issued under a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Company, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee"), and a servicer (the "Servicer") or a master servicer (the "Master Servicer") to be identified in the Prospectus Supplement for such Series of Certificates. Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between a Delaware statutory trust formed by the Company and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes. A form of Pooling and Servicing Agreement and a form of Indenture are included as exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

          We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Company, and such public documents and records as we have deemed necessary as a basis for the opinions hereinafter expressed.

          Based on the foregoing, we are of the opinion that:

          1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Servicer or Master Servicer, such Pooling and Servicing Agreement will constitute a valid and legally binding agreement of the

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               Company,  enforceable  against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement is sought in a proceeding at law or in equity);

          2. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Company, a Trustee and the Servicer or Master Servicer, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be validly issued and outstanding, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

          3. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Delaware statutory trust formed by the Company and an Indenture Trustee, such Indenture will constitute a valid and legally binding agreement of the Delaware statutory trust, enforceable against the Delaware statutory trust in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement is sought in a proceeding at law or in equity); and

          4. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by the Delaware statutory trust formed by the Company and an Indenture Trustee, and the Notes of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be validly issued and outstanding, and the holders of such Notes will be entitled to the benefits of such Indenture.

          We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.


                                           Very truly yours,


                                           /s/ Cadwalader, Wickersham & Taft LLP